UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 22, 2018

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a stock purchase agreement, dated June 22, 2018, on June 25, 2018, Boxlight Corporation, a Nevada corporation (“Boxlight”) acquired 100% of the capital stock of Qwizdom, Inc., based in Washington State (“Qwizdom”) and its subsidiary Qwizdom UK Limited, based in Northern Ireland (“Qwizdom UK” and collectively with Qwizdom, the “Qwizdom Companies”). The Qwizdom Companies develop software and hardware solutions that are quick to implement and designed to increase participation, provide immediate data feedback, and, most importantly, accelerate and improve comprehension and learning. The company has offices outside Seattle WA and Belfast N. Ireland and delivers products in 44 languages to customers around the world through a network of partners.

Boxlight purchased the Qwizdom, Inc. shares for consideration valued at $2,476,000, which was paid in the form of $410,000 in cash, a 6% note of $656,000, $1,000,000 in the form of 142,857 shares of Boxlight Class A common stock which the parties valued at $7.00 per share, and a maximum $410,000 earnout based on future revenues derived from the Qwizdom companies.

The principal and accrued interest under the note is due and payable in 12 equal quarterly payments. The first quarterly payment is due on the last business day of March 2019 and subsequent quarterly payments are to be made on the last business day of the 6th, 9th and 12th calendar month and quarterly thereafter until the Maturity Date. The Maturity Date is defined as the earlier of (i) Boxlight completing a public offering of its common stock or private placement of its debt or equity securities (each a “Financing”) that results in Boxlight receiving gross proceeds from such Financing of $10,000,000 or more, or (ii) that date which shall be the last business day of July 2021.

The former Qwizdom shareholders are entitled to receive an annual payment, to be made within 90 days following the end of each of the three years ending December 31, 2018, December 31, 2019 and December 31, 2020 (each an “Anniversary Year”) in an amount equal to 16.4% of all consolidated net sales revenues of the Qwizdom Companies in excess of $750,000 Dollars that may be obtained by Boxlight and its consolidated subsidiaries (including the Qwizdom Companies) in any one or more of the three Anniversary Years from the sale of software (the “Earn-Out”); provided, that in no event shall the aggregate amount of the Earn-Out payments payable to the shareholders in respect of such three Anniversary Years exceed the sum of $410,000.

As part of the transaction, Qwizdom entered into a three-year employment agreement with Darin Beamish, its Chief Executive Officer, and Qwizdom UK entered into a three year employment agreement with Dermot Sweeney, its President. In addition, Boxlight granted options to Mr. Sweeney and Mr. Beamish to purchase 40,000 and 20,000 shares of Boxlight Class A common stock. respectively at an exercise price of $5.78 per share.

The two former Qwizdom shareholders agreed not to sell their shares for one year from the closing of the acquisition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

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Exhibit No.	Description

3.1	Stock purchase agreement, effective as of the 22nd day of June 2018 by and among Boxlight Corporation, a Nevada Corporation (“Boxlight” or the “Purchaser”); Qwizdom, Inc., a Washington corporation (“Qwizdom USA”); Qwizdom UK Limited, a corporation organized under the laws of Northern Ireland (“Qwizdom UK”); Darin Beamish, an individual (“D. Beamish”) and Silvia Beamish, an individual (“S. Beamish”).

3.2	$656,000 promissory note from BOXL to D. Beamish and S. Beamish.

3.3	Registration rights Agreement between Boxlight, D. Beamish and S. Beamish.

3.4	Form of Stock Option Grant letters

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2018

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	President

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Exhibit No.	Index

3.1	Stock purchase agreement, effective as of the 22nd day of June 2018 by and among Boxlight Corporation, a Nevada Corporation (“Boxlight” or the “Purchaser”); Qwizdom, Inc., a Washington corporation (“Qwizdom USA”); Qwizdom UK Limited, a corporation organized under the laws of Northern Ireland (“Qwizdom UK”); Darin Beamish, an individual (“D. Beamish”) and Silvia Beamish, an individual (“S. Beamish”).

3.2	$656,000 promissory note from BOXL to D. Beamish and S. Beamish.

3.3	Registration rights Agreement between Boxlight, D. Beamish and S. Beamish.

99.1	Press release, dated June 25, 2018.

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